EXHIBIT 23(a)


                       INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement
No. 33-18645 on Form S-3, Registration Statement No. 33-47813 on Form S-3, as amended by Amendment No. 1 thereto, and Registration Statement No. 33-69786 on Form S-3, as amended by Amendments No. 1 and 2 thereto, of FPL Group Capital Inc, of our report dated February 11, 1994 on FPL Group Capital Inc and our report dated March 18, 1994 on Doswell II Limited Partnership appearing in this Annual Report on Form 10-K of FPL Group Capital Inc for the year ended December 31, 1993.


DELOITTE & TOUCHE

Miami, Florida
March 21, 1994